UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2020
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue	60611
Suite 2700
Chicago
Illinois
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
Incremental Amendment to Credit Agreement
On June 26, 2019, R1 RCM Inc. (the “Company”) entered into a senior credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and the lenders named therein for senior secured credit facilities consisting of a $325.0 million senior secured term loan facility (the “Senior Term Loan”) and a $100.0 million senior secured revolving credit facility. On March 20, 2020, the Company entered into Amendment No. 1 to the Credit Agreement (the “Amendment”), pursuant to which the lenders named in the Amendment agreed to provide an additional $191.1 million incremental delayed-draw term loan facility (the “Incremental Term Loan”) on the same terms as its existing Senior Term Loan provided under the Credit Agreement.

The Incremental Term Loan will be drawn substantially concurrently with the acquisition of scheduling.com d/b/a SCI Solutions, Inc. (“SCI”). The proceeds of the Incremental Term Loan will be used to fund the purchase price for SCI and related expenses. The Company is increasing the size of the Incremental Term Loan to $191.1 million from $150.0 million contemplated when the acquisition of SCI was announced in order to preserve cash on the balance sheet in the event of any potential disruptions to the Company’s operations resulting from the ongoing COVID-19 pandemic. To date, the Company has not experienced any material disruption to its operations.

The Incremental Term Loan will have terms consistent with those of the Senior Term Loan, including with respect to interest, maturity, amortization and prepayments and will have the same affirmative and negative covenants and events of default as those applicable to the Senior Term Loan under the Credit Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.
Forward-Looking Statements
This report includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts, and include statements about the expected terms of the proposed acquisition of SCI and the related financing. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to risks related to the satisfaction of the conditions to closing the Acquisition and the related financing in the anticipated timeframe or at all, risks that the expected benefits from the proposed Acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, significant transaction costs, unknown or understated liabilities, as well as the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, our quarterly reports on Form 10-Q and any other periodic reports we file with the Securities and Exchange Commission.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*
Amendment No. 1 to Credit Agreement, dated as of March 20, 2020, by and among R1 RCM Inc., the other parties party thereto as Credit Parties (as defined therein), Bank of America, N.A., as administrative agent and the financial institutions party thereto as lenders.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*	Exhibits and schedules were omitted pursuant to Item 601(b)(10) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 23, 2020

R1 RCM Inc.

		By:	/s/ Richard B. Evans, Jr.

Richard B. Evans, Jr.
Interim Chief Financial Officer